SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2003

Packaging Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Field Court, Lake Forest, Illinois 60045
(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000
(Registrant’s Telephone Number, Including Area Code)

Item 9.  Regulation FD Disclosure

Paul T. Stecko, Chairman and CEO of PCA, will report today at Smith Barney’s Eighth Annual Global Paper, Forest Products and Packaging Conference that PCA’s corrugated products volume, which strengthened appreciably during the second half of the third quarter, remained strong in October and November.  Corrugated products shipments per workday for PCA in October and November were up almost 8% compared to the same period last year, which was slightly higher than expected.

Mr. Stecko will also report that PCA does expect a significant decline in corrugated products volume in December, as usually occurs, especially with Christmas Eve being in the middle of the work week this year.

Some of the statements in this disclosure are forward-looking statements.  Forward-looking statements include statements about our future financial condition, our industry and our business strategy.  Statements that contain words such as “will,” “anticipate,” “believe,”  “expect,”  “intend,”  “estimate,”  “hope” or similar expressions, are forward-looking statements.  These forward-looking statements are based on the current expectations of PCA.  Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially.  Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following:  the impact of general economic conditions; containerboard and corrugated products general industry conditions, including competition; product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under the exhibit “Risk Factors” in PCA’s 2002 Annual report on Form 10-K filed with the Securities and Exchange Commission and available at the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA
(Registrant)

	By:	/s/ PAUL T. STECKO

Chairman and Chief Executive Officer

(Authorized Officer)

	By:	/s/ RICHARD B. WEST
Senior Vice President, Chief Financial Officer, and Corporate Secretary
(Principal Financial Officer)

Date: December 4, 2003